SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D. C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                    Date of report: October 2, 2003
                    -------------------------------
                    (Date of earliest event report)

             STANFIELD EDUCATIONAL ALTERNATIVES, INC.
         -----------------------------------------------------
         (Exact name of Registrant as specified in its charter)

                                Florida
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            (State or other jurisdiction of incorporation)

       Florida                      333-40110               65-0386286
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State or other jurisdiction   (Commission File No.)     (I.R.S. Employer
    Of incorporation)                                  Identification No.)


  11891 U.S. Highway One, Suite 100, North Palm Beach, Florida 33408
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              (Address of principal executive offices)

Registrant's telephone number including area code:   561-767-7761
                                                  ------------------

Item 1.  Changes in Control of Registrant
         --------------------------------

On October 2, 2003, the Registrant (or "the Company") completed a triangular merger with Nor-American Liability Corporation. Nor-American is a newly formed Florida corporation that was created to support the development of captive insurance programs. Nor-American is a development stage company that has received no revenues to date. At the closing, the Company acquired all of Nor-American's issued and outstanding shares of common stock in exchange for 160,000,000 "unregistered" and "restricted" shares of the Company's common stock. The exchange was on a 16 for 1 basis, with Nor-American having 10,000,000 shares of common stock issued and outstanding. As a result of the Merger, Nor-American became a wholly owned subsidiary of the Company.

The Company, through its new subsidiary, will provide services to professional groups seeking to obtain affordable professional liability insurance rates through the creation of captive insurance companies. The company's services are anticipated to include evaluation, development, and management of captive insurance programs. The market for captive insurance programs has grown over the past thirty years in response to increases in the cost of medical liability insurance and related litigation. The company will seek physicians, attorneys, condominium associations and other business and professional groups in similar industries to assist in the creation and management of captive insurance programs.


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The controlling shareholder of Nor-American Liability Corporation was Bradley Wilson, and pursuant to the terms of the Plan and Agreement of Merger, the shareholders of Nor-American Liability Corporation received 160,000,000 shares of common stock of the Registrant. Taking into account a forward split of the 2001A Convertible Preferred Stock, and the issuance of new stock pursuant to the terms of the merger, and assuming conversion of all of the outstanding shares of 2001A Convertible Preferred Stock, the former shareholders of Nor-American Liability Corporation own 51.4% of the common stock of the Registrant on a fully diluted basis. The transaction involved the retirement and cancellation of shares of 2001A Convertible Preferred Stock equivalent to 155,000,000 shares of common stock, which was owned by John W. Bylsma, the former controlling shareholder. Mr. Wilson presently owns or controls 50.8% of the common stock of the Company, assuming full conversion of all outstanding preferred stock.

The source of the consideration use by the Nor-American stockholders to acquire their interest in the Company was the exchange of their respective shares of the outstanding securities of Nor-American. The primary basis of the "control" by the Nor-
American stockholders is stock ownership and/or management positions.

The principal terms of the Plan and Agreement of Merger were:

  1. The issuance of 160,000,000 "unregistered" and "restricted" shares of the Company's common stock in exchange for all of Nor-American's issued and outstanding shares of common stock. The exchange was on a 16 for 1 basis, with Nor-American having 10,000,000 shares of common stock issued and outstanding. As a result of the Merger, Nor-American became a wholly owned subsidiary of the Company.

  2. The cancellation of 96,875,000 shares of 2001A Convertible
     Preferred Stock owned by the Company's director and sole officer, as outlined above.

  3. The issuance of 56,625,000 shares of "unregistered" and "restricted" common stock to holders of 2001A Convertible Preferred Stock, which does not include any issuance in connection with any of the shares referred to in paragraph 2 above.

  4. A forward split of the remaining 2001A Convertible Preferred
     Stock, such at 94,375,000 shares of 2001A Convertible Preferred Stock remain issued and outstanding, which are convertible one-for-one for common stock of the Company.

  5. An agreement to change the name of the Company to "North
     American Liability Group, Inc." within thirty days of the closing of the Merger, which has not yet been accomplished.


Item 7.  Financial Statements and Exhibits.
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      (a) Financial statements of businesses acquired.

      (b) Pro forma financial information.

      The following financial statements and pro forma financial information will be included in an amendment to this report to be filed as soon as practicable, but not later than sixty days after the due date for this report on Form 8-K:


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      Description
      -----------

      Financial Statements of Nor-American Liability Corporation

      Unaudited Pro Forma Combined Financial Statements of
      Stanfield Educational Alternatives, Inc. and Nor-American
      Liability Corporation


      (c) Exhibits.

     The following document is included as an exhibit to this report:

Exhibit
No.                    Description
-------                -------------

  1.1                  Plan and Agreement of Merger among
                       Stanfield Educational Alternatives, Inc,
                       NALC Acquisition, Inc. and Nor-American
                       Liability Corporation.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2003             STANFIELD EDUCATIONAL ALTERNATIVES,
                                   INC.


                                   /s/Bradley Wilson
                                   ----------------------------------
                                   By:   Bradley Wilson
                                   It's: President


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